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                                                                    Exhibit 23.3

The Board of Directors
Eye Care Centers of America, Inc.


We consent to the use of our report dated October 15, 1996 on Visionworks Holdings, Inc. included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                      /s/ KPMG Peat Marwick LLP


Tampa, Florida
October 13, 1998